SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2008

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2008, the Registrant issued a press release announcing that the Registrant has received preliminary approval from the United States Department of Treasury to sell $9,989,000 in preferred stock to Treasury under the Treasury’s Capital Purchase Program. As part of the Capital Purchase Program, the Registrant will also issue warrants to the Treasury to purchase approximately 279,543 shares of the Registrant’s common stock.  A copy of the December 23, 2008 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 23, 2008 announcing the Registrant’s preliminary approval for participation in the United States Department of the Treasury’s Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: December 24, 2008	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press Release dated December 23, 2008 announcing the Registrant’s preliminary approval for participation in the United States Department of the Treasury’s Capital Purchase Program.	4